UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2010

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on May 20, 2010, our shareholders approved, or did not approve, the following proposals, in each case consistent with the unanimous recommendation of our Board of Directors. The following proposals are described in detail in Comcast Corporation’s definitive proxy statement dated April 9, 2010 (the “Proxy Statement”). The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	All of the director nominees named in the Proxy Statement were elected to serve as directors for one-year terms.

Director	For	Withheld	Broker Non-Votes
S. Decker Anstrom	339,198,610	19,110,810	21,019,911
Kenneth J. Bacon	338,520,253	19,789,167	21,019,911
Sheldon M. Bonovitz	350,176,523	8,132,897	21,019,911
Edward D. Breen	351,180,243	7,129,177	21,019,911
Julian A. Brodsky	350,828,260	7,481,160	21,019,911
Joseph J. Collins	339,205,703	19,103,717	21,019,911
J. Michael Cook	350,884,193	7,425,227	21,019,911
Gerald L. Hassell	342,102,264	16,207,156	21,019,911
Jeffrey A. Honickman	351,035,828	7,273,592	21,019,911
Brian L. Roberts	345,700,248	12,609,172	21,019,911
Ralph J. Roberts	350,662,717	7,646,703	21,019,911
Dr. Judith Rodin	315,505,468	42,803,952	21,019,911
Michael I. Sovern	338,959,751	19,349,669	21,019,911

(2)	The appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
376,715,790	2,200,773	412,765	N/A

(3)	Our 2006 Cash Bonus Plan was approved.

For	Against	Abstain	Broker Non-Votes
361,703,555	16,498,468	1,127,305	N/A

(4)	The shareholder proposal to provide for cumulative voting in the election of directors was not approved.

For	Against	Abstain	Broker Non-Votes
78,122,699	279,673,617	513,104	21,019,911

(5)	The shareholder proposal to adopt and disclose a succession planning policy and issue annual reports on succession planning was not approved.

For	Against	Abstain	Broker Non-Votes
51,795,597	306,114,526	399,297	21,019,911

(6)	The shareholder proposal to require that the Chairman of the Board not be a current or former executive officer was not approved.

For	Against	Abstain	Broker Non-Votes
85,354,628	272,596,765	358,027	21,019,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: May 24, 2010	By:	/s/ Arthur R. Block
Arthur R. Block
Senior Vice President, General Counsel and Secretary